UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 19, 2010

Hythiam, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-31932	88-0464853
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11150 Santa Monica Boulevard, Suite 1500 Los Angeles, California	90025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (310) 444-4300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On October 19, 2010, Hythiam, Inc. (the “Company”) entered into Securities Purchase Agreements (the “Agreements”) with accredited investors, including Socius Capital Group, LLC, an affiliate of Terren S. Peizer, Chairman and CEO of the Company, for $500,000 of senior secured convertible notes (the “Notes”) and warrants to purchase shares of our common stock (the “Warrants”).

The Notes mature on January 17, 2011 and bear interest at an annual rate of 12% payable in cash at maturity, prepayment or conversion.  The Notes and any accrued interest are convertible at the holders’ option into common stock or the next financing the Company enters into in an amount of at least $3,000,000.  The investors also received warrants to purchase an aggregate 12,500,000 shares of Company common stock at $.04 per share.  The exercise price and number of  Warrants are subject to adjustment for financings and share issuances below the initial exercise price, and upon an event of default.  Pursuant to a Security Agreement, the Notes are secured by a first-priority lien on all assets of the Company.

The Agreements contains customary affirmative covenants for facilities of this type, including covenants pertaining to financial information, notices of default, maintenance of business and insurance, collateral matters, and compliance with laws, as well as customary negative covenants for facilities of this type, including restrictions on the disposition of assets.

The foregoing descriptions of the Agreements, the Notes, the Warrants, and the Security Agreement do not purport to be complete and are qualified in their entirety by the documents which are attached as exhibits to this Current Report on form 8-K and incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On October 19, 2010, the Company issued Notes secured by all of the Company’s assets including intellectual property, as described in Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 19, 2010, the Company incurred a direct obligation to repay $500,000 as described in Item 1.01 above.

Item 3.02 Unregistered Sales of Equity Securities.

On October 19, 2010, the Company issued Notes convertible into common stock as described in Item 1.01 above. The issuance was exempt from registration as a transaction by an issuer not involving any public offering.

Item 9.01  Financial Statements and Exhibits

(d)      Exhibits.

No.	Description
4.1	Secured Convertible Promissory Note dated October 19, 2010
4.2	Secured Convertible Promissory Note dated October 19, 2010
4.3	Warrant dated October 19, 2010
4.4	Warrant dated October 19, 2010
10.1	Securities Purchase Agreement dated October 19, 2010
10.2	Securities Purchase Agreement dated October 19, 2010
10.3	Security Agreement dated October 19, 2010

We undertake no obligation to update any information or forward looking statements except to the extent required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYTHIAM, INC.

Date: October 19, 2010	By:	/s/ PETER L. DONATO
Peter L. Donato
Chief Financial Officer